Exhibit 99(a)

                       FIRST ADDENDUM TO THAT CERTAIN
                        EMPLOYMENT AGREEMENT BETWEEN
                       FARMSTEAD TELEPHONE GROUP, INC.
                                     AND
                            JEAN-MARC STIEGEMEIER
                DATED AS OF OCTOBER 1, 2004 (the "Agreement")

This First Addendum to the Agreement is effective as of the 1st day of October 2005 (the "Effective Date").

                                  RECITALS

The Executive and Company are parties to the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows.

1. Base Salary under Section 1.3 (a) shall be $500,000 per annum effective October 1, 2005.

2. Regardless of anything to the contrary in Section 1.4 (a) Stock Options, all 600,000 options granted to Executive shall be vested on October 1, 2005.

3. The first sentence of Section 1.5 (b) (vi) is revised to read as follows:

      "The Company shall provide Executive with a mutually agreed upon secondary residence within the Greater Hartford Area that shall be leased by the Company for use by Executive and his family for a period of two years (the "Rental Period")."

4. Unless specifically defined, all capitalized terms in this Addendum shall have the meanings assigned in the Agreement.

5. The Agreement shall continue in full force and effect except to the extent specifically modified by the terms of this First Addendum.

Executed by the parties this 13th day of October, 2005.


FARMSTEAD TELEPHONE GROUP, INC.


By: /s/ Joseph J. Kelley
    --------------------
Name: Joseph J. Kelley
Title: Chairman, Compensation Committee of the Board of Directors


JEAN-MARC STIEGEMEIER

By: /s/ Jean-Marc Stiegemeier
    -------------------------


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